EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Global ePoint, Inc. (the “Company”) on Form S-3 of our report dated March 31, 2006, except for the fourth paragraph of Note 1 as to which the date is April 14, 2006, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California

June 20, 2006